Exhibit 10

Agreement by and between Bio-Matrix Scientific Group, Inc. and BMXP Holdings, Inc.

WHEREAS Bio-Matrix Scientific Group, Inc. (“Debtor”), a Delaware corporation whose address is 8885 Rehco Road, San Diego, CA 92121 is currently indebted to BMXP Holdings, Inc. (“Creditor”) in the amount of $1,191,619 plus any accrued and unpaid interest. Creditor and Debtor may be collectively referred to as the “Parties”.
IT IS AGREED AS FOLLOWS:
1. On or prior to October 12, 2006, Debtor shall issue to Creditor 1,462,570 common shares of the Debtor (“BMSM Shares”), such issuance to constitute full satisfaction of the amount of $1,191,619 plus any accrued and unpaid interest, due to Creditor from Debtor.

2. Creditor acknowledges that the BMSM Shares to be issued pursuant to this Agreement are Restricted Securities, as that term is defined in Rule 144 (a) 3, promulgated under the Securities Act of 1933, as amended, and agrees that the BMSM Shares shall bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REQUIREMENTS.

3. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

"Act" means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

“Registerable Securities” means the BMSM Shares plus ten million of the common shares of the Debtor beneficially owned by the Creditor as of the date of this Agreement

“Registration Statement" means a registration statement of the Debtor on an appropriate form under the Act with respect to the Registerable Securities, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“BMXP Record Shareholders” means beneficial owners of the common shares of the Creditor as of a date to be determined by the Creditor (“Record Date”)

4. Demand Registration Rights. As further consideration to the Creditor for entering into this Agreement and abiding by the terms and conditions thereof, at any time within a period of 365 days from the date of this Agreement, Creditor, or any entity to whom Creditor has transferred ownership of the Registerable Securities in trust for the BMXP Record Shareholders, shall have the right, upon written demand to Debtor (“Registration Demand”), to cause Debtor, within ninety days of the Registration Demand, to prepare and file with the United States Securities and Exchange Commission (“SEC”) a Registration Statement in order that the Registerable Securities may be distributed to BMXP Record Shareholders on a pro rata basis ( based on their ownership of common shares of the Creditor as of the Record Date), and use its reasonable best efforts to cause that Registration Statement to be declared effective by the SEC.

5. Warranties and Representations.
a) Creditor hereby represents and warrants to Debtor as follows:
(i) Corporate Existence of Creditor. Creditor (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware ; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Creditor, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a violation of the organizational documents of Creditor, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Creditor is a party or by which Creditor or any of its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Creditor or any of its properties in a proceeding to which its property is or was a party.
(b) Debtor hereby represents and warrant to Company as follows:
(i) Corporate Existence of Debtor. Debtor (a) is a corporations duly formed, validly existing and in good standing under the laws of the state of Delaware and (b) has all requisite power and authority, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Debtor, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a violation of the organizational documents of Debtor, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Debtor is a party or by which Debtor or any of its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Debtor or any of their properties in a proceeding to which its property is or was a party, or (d) results or will result in the creation or imposition of any lien, charge or encumbrance upon any securities which may be issued in connection with this Agreement.

6. Miscellaneous.

Entire Agreement. This Agreement (including any written amendments hereof executed by the Parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.

Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Creditor and Debtor or, as pertaining to Section 4 of this Agreement in the event that Creditor has transferred ownership of the Registerable Securities in trust for the BMXP Record Shareholders to another entity (“BMXP Trustee”), without the prior written consent of the BMXP Trustee and Debtor.

Notices.

If to Debtor:
Bio Matrix Scientific Group, Inc.
8885 Rehco Road, San Diego, California 92121
Fax: 858.658.0186

If to Creditor:
BMXP Holdings Inc.
1010 University Avenue
#40 San Diego, CA 92123
Fax: 619.325.0702

7. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the parties hereby submit to the exclusive jurisdiction of the courts of the State of California.

Agreed to this 11th day of October, 2006

Creditor:	Debtor:
By /s/ David R. Koos	By /s/ Brian Pockett
David R. Koos	Brian Pockett
Chairman & CEO	Director & COO